FIFTH AMENDMENT
                             Dated as of July 25, 2001
                                         to
                  Amended and Restated Receivables Loan Agreement

THIS AMENDMENT (the "Amendment"), dated as of July 25, 2001, is entered into among BWA Receivables Corporation (the "Borrower "), BorgWarner Inc. ("BWI" and in its capacity as Collection Agent, the "Collection Agent"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), ABN AMRO Bank N.V., as Windmill's program letter of credit provider (the "Program LOC Provider"), the Bank listed on the signature page hereof (the "Bank") and ABN AMRO Bank N.V., as agent for Windmill, the Program LOC Provider and the Banks (the "Agent").

Reference is hereby made to (i) that certain Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998 (as amended, supplemented or otherwise modified through the date hereof, the "Loan Agreement"), among the Borrower, the Collection Agent, Windmill, the Program LOC Provider, the Bank and the Agent.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENTS TO LOAN AGREEMENT. Subject to the following terms and conditions, including without limitation the conditions precedent set forth in Section 2, upon execution by the parties hereto in the space provided for that purpose below, the Loan Agreement shall be, and it hereby is, amended as follows:

     (a) The defined term "Approved Obligor Limit" appearing in Section 1.1 of the Loan Agreement is amended in its entirety to be and to read as follows:

      "Approved Obligor Limit" shall mean, (a) with respect to Ford Motor Company, $72,000,000, (b) with respect to General Motors Corporation, $40,000,000, (c) with respect to DaimlerChrysler AG, $42,000,000, (d) with respect to New Venture Gear, $12,000,000 and (e) with respect to Caterpillar Corporation, $10,000,000; provided, however, that the Agent may designate a lesser amount as the Approved Obligor Limit for any Approved Obligor, upon the request of any Bank or the Program LOC Provider following the occurrence of a Downgrading Event with respect to such Approved Obligor or any Subsidiary of such Approved Obligor.

     (b)  The defined term  "D&P" is hereby deleted.

     (c) The defined term "Downgrading Event" appearing in Section 1.1 of the Loan Agreement is amended in its entirety to be and to read as follows:

     "Downgrading Event" shall mean, (a) with respect to any Person (other than New Venture Gear), that any one of the following has occurred with respect to such Person: (i) any long-term unsecured indebtedness of such Person (that is not subordinated to the general indebtedness of such Person) is rated less than BBB by S&P or Baa2 by Moody's or BBB by Fitch, (ii) any short-term indebtedness of such Person is rated less than A-2 by S&P or P-2 by Moody's or (iii) for the long-term unsecured indebtedness of such Person (that is not subordinated to the general indebtedness of such Person) that is not rated by Moody's, S&P or Fitch, notice by the Agent that a "Downgrading Event" has occurred with respect to such Person and (b) with respect to New Venture Gear, that any one of the following has occurred with respect to DaimlerChrysler AG: (i) any long-term unsecured indebtedness of DaimlerChrysler AG (that is not subordinated to the general indebtedness of DaimlerChrysler AG) is rated less than BBB by S&P or Baa2 by Moody's or BBB By Fitch, (ii) any short-term indebtedness of DaimlerChrysler AG is rated less than A-2 by S&P or P-2 by Moody's, (iii) for the long-term unsecured indebtedness of DaimlerChrysler AG (that is not subordinated to the general indebtedness of DaimlerChrysler AG) that is not rated by Moody's, S&P or Fitch, notice by the Agent that a "Downgrading Event" has occurred with respect to DaimlerChrysler AG or (iv) at any time DaimlerChrysler AG does not own a majority of the issued and outstanding shares of the voting capital stock of New Venture Gear.

(d) A new defined term "Fitch" is hereby added to Section 1.1 of the Loan Agreement in alphabetical order as follows:

      "Fitch" shall mean Fitch, Inc.

(e) The defined term "D&P" is hereby replaced with the defined term "Fitch" in each place that it appears in the Loan Agreement.

     SECTION 2. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     (a) Each of the parties hereto shall have accepted this Amendment in the spaces provided for that purpose below.

     (b) All other legal matters incident to the execution and delivery hereof and to the transactions contemplated hereby shall be satisfactory to the Agent.

     SECTION 3. The Loan Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and power created thereby and thereunder or under the other Transaction Documents (as defined in the Loan Agreement) and all other documents executed in connection therewith, is in all respects ratified and confirmed. From and after the date hereof, the Loan Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Loan Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

     SECTION 4. This Amendment may be executed in two or more counterpart, each shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

     SECTION 5. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                         ABN AMRO BANK N.V. as the Agent, as a
                         Bank and as the Program LOC Provider

                         By:
                         Title:

                         WINDMILL FUNDING CORPORATION

                         By:
                         Title:

                         BWA RECEIVABLES CORPORATION

                         By:
                         Title:

                         BORGWARNER INC.

                         By:
                         Title: